                            SCHEDULE 14A INFORMATION

                  PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
        THE SECURITIES AND EXCHANGE ACT OF 1934 (AMENDMENT NO. ________)

Filed by the registrant [X]       Filed by a party other than the registrant [_]

--------------------------------------------------------------------------------
Check the appropriate box:

[_]  Preliminary proxy statement
[X]  Definitive proxy statement
[_]  Definitive additional materials
[_] Soliciting material pursuant to sec.240.14a-11(c) or sec.240.14a-12 |_| [_[ Confidential, for Use of the Commission Only (as permitted by Rule
     14a-6(e)(2))

                            SPEIZMAN INDUSTRIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of filing fee (Check the appropriate box):

[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
     (2)  Aggregate number of securities to which transactions applies:

--------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: (Set forth the amount of which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
     (4)  Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
     (5)  Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)   Amount previously paid:

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     (2)   Form, Schedule or Registration Statement No.:

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     (3)   Filing party:

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     (4)   Date filed:

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

                            SPEIZMAN INDUSTRIES, INC.

                                701 Griffith Road
                         Charlotte, North Carolina 28217

    ------------------------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON NOVEMBER 19, 2002

    ------------------------------------------------------------------------

To the Stockholders of Speizman Industries, Inc.:

     Notice is hereby given that the Annual Meeting of Stockholders (the "Annual Meeting") of Speizman Industries, Inc. (the "Company") will be held on Tuesday, November 19, 2002, at 9:00 a.m., at the principal executive offices of the Company located at 701 Griffith Road, Charlotte, North Carolina, for the following purposes:

     1. To elect four directors to serve until the Company's 2003 Annual Meeting of Stockholders and until their successors are elected and qualified; and

     2. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this notice. Only stockholders of record at the close of business on October 4, 2002 will be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

     In the event there are not sufficient shares to be voted in favor of any of the foregoing proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies.

     Regardless of whether you expect to attend the Annual Meeting, you are requested to complete, date and sign the enclosed proxy and return it promptly in the envelope provided. No postage is required for mailing in the United States. Your prompt response will assure that a quorum is present at the Annual Meeting and save the Company the expense of further solicitation of proxies. You may revoke your proxy at any time prior to the Annual Meeting. If you attend the Annual Meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted.

                                By order of the Board of Directors,


                                PAUL R.M. DEMMINK
                                Vice President-Finance, CFO, Secretary and
                                Treasurer

Charlotte, North Carolina
October 22, 2002

     It is important that you return the accompanying proxy. If you do not return the accompanying proxy to us, or otherwise communicate with us, for a five-year period, North Carolina law requires us to treat all shares of Common Stock held in your name as abandoned property which must be turned over to the State Treasurer's office. It is also important that we have your correct address. The address to which these proxy materials were mailed is the address that we have on file for you. If you would like to make a correction to this address, please contact Ms. Gail Gormly, 701 Griffith Road, Charlotte, North Carolina 28217, (704) 559-5777.

                            SPEIZMAN INDUSTRIES, INC.

                                701 Griffith Road
                         Charlotte, North Carolina 28217

      --------------------------------------------------------------------

                                 PROXY STATEMENT
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                            HELD ON NOVEMBER 19, 2002

      --------------------------------------------------------------------

                   PROXY SOLICITATION AND GENERAL INFORMATION

     This Proxy Statement is furnished to the stockholders of Speizman Industries, Inc., a Delaware corporation (the "Company"), as of October 4, 2002 (the "Record Date") in connection with the solicitation of proxies in the enclosed form by the Board of Directors of the Company (the "Board of Directors" or the "Board") for use at the Company's Annual Meeting of Stockholders to be held on Monday, November 19, 2002, at 9:00 a.m., at the principal executive offices of the Company located at 701 Griffith Road, Charlotte, North Carolina, and at any adjournment thereof (the "Annual Meeting"). The Company expects to mail this Proxy Statement and the enclosed proxy card to the Company's stockholders on or about October 22, 2002.

     Only stockholders of record at the close of business on the Record Date will be entitled to notice of and to vote at the Annual Meeting. As of the close of business on the Record Date, 3,255,428 shares of the Company's Common Stock, par value $.10 per share ("Common Stock"), were issued and outstanding. Each share of Common Stock outstanding on the Record Date will be entitled to one vote on all matters to be presented for action at the Annual Meeting. Stockholders may not cumulate votes in the election of directors.

     The presence of a majority of such shares is required, in person or by proxy, to constitute a quorum for the transaction of business at the Annual Meeting. Votes withheld from any nominee for election as a director, abstentions and "broker non-votes" are counted as present or represented for purposes of determining the presence or absence of a quorum for the Annual Meeting. A "broker non-vote" occurs when a broker or nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because, in respect of such other proposal, the broker or nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

     The affirmative vote of holders of a plurality of the votes cast by holders of shares of Common Stock present or represented by proxy and entitled to vote on the matter is required for the election of the nominees for directors of the Company. Abstentions and broker non-votes will not be counted as voting with respect to the election of the director nominees and, therefore, will not have an effect on the election of the director nominees.

     The enclosed proxy card is for use at the Annual Meeting if a stockholder does not attend the Annual Meeting in person or wishes to have his shares of Common Stock voted by proxy even if he attends the Annual Meeting. If the enclosed proxy card is properly executed and returned in time to be voted at the Annual Meeting, the shares of Common Stock represented thereby will be voted in accordance with the directions given therein. In the absence of directions to the contrary, the shares of Common Stock so represented will be voted (1) FOR the election of the nominees for directors named in this Proxy Statement and (2) FOR the transaction of such other business as may properly come before the Annual Meeting or any adjournment hereof. Any stockholder giving a proxy may revoke it at any time before it is exercised by filing with the Secretary of the Company a written revocation or an executed proxy having a later date, or by attending the Annual Meeting and electing to vote in person.

     The Company will bear the entire cost of the solicitation of proxies, including the reimbursement of brokers, banks and other record holders of shares of Common Stock for their expenses in forwarding proxy materials to the beneficial owners of such shares. Following the original solicitation of proxies by mail, proxies may be solicited by officers and employees of the Company by telephone, facsimile, telegraph or in person. Such officers and employees will not be additionally compensated for soliciting proxies.

     With respect to the election of directors, any stockholder that has submitted a proxy has a right to withhold authority to vote for any individual nominee or group of nominees to the Board of Directors by writing the name of such individual or group in the space provided on the proxy card. The Company does not know of any other business to be brought before the Annual Meeting, but it is intended that as to any such other business the proxies will be voted in accordance with the judgment of the person or persons acting thereunder.

     A copy of the Company's 2002 Annual Report to Stockholders is being furnished herewith to each stockholder of record as of the close of business on the Record Date. The Annual Report to Stockholders, however, is not a part of the proxy solicitation material. Copies of the Company's Annual Report on Form 10-K for the year ended June 29, 2002 will be provided free of charge upon written request to:

                            Speizman Industries, Inc.
                                 P.O. Box 242108
                         Charlotte, North Carolina 28224
                          Attn: Chief Financial Officer

The Company's fiscal year ends on the Saturday closest to June 30 and is named for the year in which it ends. Fiscal 2000 2001 and 2002 each contained 52 weeks and ended on July 1, 2000, June 30, 2001 and June 29, 2002, respectively.

                              ELECTION OF DIRECTORS

General

     The Board of Directors has nominated the four persons named below for election as directors at the Annual Meeting to serve until the next annual meeting of stockholders and until their successors are elected and qualified. The Company's bylaws provide that the Board of Directors shall consist of one or more directors and that the Board of Directors has the power to determine the number of directors (when not determined by the stockholders) and to fill vacancies on the Board of Directors. The number of directors is presently fixed at five and the Board of Directors is presently comprised of five members. William Gorelick, who currently serves on the Board of Directors, has advised the Company that he does not intend to stand for reelection as a director at the Annual Meeting. The Board of Directors has not nominated a successor to Mr. Gorelick and, as a result, a vacancy will exist on the Board of Directors following the Annual Meeting. Each nominee named below is presently serving as a director of the Company and each nominee has consented to have his name appear as a nominee in this Proxy Statement and to serve as a director of the Company if elected. Should any nominee become unable to serve as a director, shares of Common Stock represented at the Annual Meeting by valid proxies may be voted for the election of such substitute nominee(s) as may be designated by the Board of Directors. The Board of Directors has no reason to believe that any nominee will be unable to serve as a director.

     The following information is provided concerning the four nominees for election as directors of the Company:

Robert S. Speizman         Mr. Speizman, 62, has served as President of the
                           Company since November 1976. From 1969 to October
                           1976, Mr. Speizman served as Executive Vice President of the Company. Mr. Speizman has been a director of the Company since 1967 and Chairman of the Board of Directors since July 1987.

Scott C. Lea               Mr. Lea, 70, has served as a director of the Company
                           since May 1993. Mr. Lea also serves as a director of Lance, Inc. and served as Chairman of its Board of Directors from April 1996 to April 1999. Mr. Lea has been a private investor since January 1992. From
                           January 1972 to December 1991, Mr. Lea was employed by Rexham Industries (formerly Rexham Corp.), a manufacturer of packaging, technical coatings and laminates. While at Rexham, Mr. Lea served in various capacities, including as President, Chief Executive
                           Officer and a director from September 1974 to April
                           1989, and as Chairman of the Board of Directors from April 1989 to December 1991.

Josef Sklut                Mr. Sklut, 73, has served as a director of the
                           Company since 1977. Since his retirement from the Company in November 1998, Mr. Sklut has provided consulting services to the Company on a part-time basis relating to financial and management matters.
                           Prior to his retirement, Mr. Sklut served as Vice
                           President-Finance of the Company from 1978, as Secretary of the Company from 1977 and as Treasurer of the Company from 1969.

Jon P. Brady               Mr. Brady, 60, has served as a director of the
                           Company since May 2001. Mr. Brady has been employed by Brady Distributing Company, a wholesale distribution company in Charlotte, North Carolina, since 1963. He has served as Chief Executive Officer,
                           President and Chairman of the Board of Directors of Brady Distributing Company since 1978. From 1984 to
                           1994, Mr. Brady also served as a director of First
                           Charlotte Bank and Trust Company.

     The Board of Directors recommends a vote FOR the election of the nominees named above.

Meetings and Committees of the Board of Directors

     In fiscal 2002, the Board of Directors held five meetings and took action by unanimous written consent seven times. The Board of Directors presently has a Compensation Committee and an Audit Committee, but has no standing nominating committee or a committee performing the functions of a nominating committee. The Compensation Committee is responsible for determining the salaries, bonuses and all other compensation of the executive officers of the Company and for administering the Company's equity-based plans. The primary responsibilities of the Audit Committee are to monitor the integrity of the Company's financial reporting process and systems of internal controls regarding finance, accounting and legal compliance; monitor the independence and performance of the Company's independent auditors; and provide an avenue of communication among the independent auditors, management and the Board of Directors.

     The Audit Committee and the Compensation Committee each currently consists of Mr. Lea, Mr. Brady and Mr. Gorelick, who is not standing for reelection as a director at the Annual Meeting. Mr. Gorelick is the Chairman of the Audit Committee and Mr. Lea is the Chairman of the Compensation Committee. The Company's Board of Directors has determined that each of the directors who serve on the Audit Committee is "independent" for purposes of the National Association of Securities Dealers, Inc.'s current listing standards. In fiscal 2002, the Audit Committee held four meetings and the Compensation Committee held two meetings.

     In fiscal 2002, all of the directors attended all of the meetings of the Board of Directors and the above committees on which they served.

Compensation of Directors

     Each director who is not an officer or employee of the Company is paid $1,000 for each regular quarterly meeting of the Board of Directors that he attends and is reimbursed for out-of-pocket expenses incurred in connection with attending the meeting.

     Subsequent to his retirement as Vice President-Finance of the Company in November 1998, Josef Sklut, from time to time, has provided consulting services to the Company on a part-time basis with regard to financial and management matters. Under his arrangement with the Company, Mr. Sklut was paid $150 per hour for consulting services. Under this arrangement, the Company paid Mr. Sklut $3,488.00 in fiscal 2002.

     The Company has a deferred compensation agreement with Mr. Sklut, which was activated upon his retirement from the Company in November 1998 and which is more fully described in the section "Certain Relationships and Related Transactions."

     Under the Company's Stock Option Plan for Non-Employee Directors (the "Directors' Plan"), each non-employee director of the Company, as defined in the Directors' Plan, is automatically granted a nonqualified stock option to purchase 1,000 shares of Common Stock on December 1st of each year. Such options become exercisable in cumulative increments of 50% and 100% beginning on the first and second anniversaries, respectively, of the dates of grant, if the non-employee director remains a non-employee director on such dates. Options granted under the Directors' Plan expire 10 years from the date of grant and within limited periods of time, as specified in the Directors' Plan, following such time as a director ceases to be a non-employee director within the meaning of such plan. The exercise price for all options granted under the Directors' Plan is the fair market value on the date of grant. Such options are treated as nonqualified stock options for federal income tax purposes. Under the Directors' Plan, on November 30, 2001, Mr. Brady, Mr. Gorelick, Mr. Lea and Mr. Sklut were each granted an option to purchase 1,000 shares of Common Stock having an exercise price of $.60 per share. Currently, 750 shares of Common Stock remain available for option grants to be made under the Directors' Plan. Four of the nominees for election at the Annual Meeting to the Board of Directors are non-employee directors within the meaning of the Directors' Plan. Assuming these nominees are re-elected, an insufficient number of shares remains available for the grant to each such person of an option to purchase 1,000 shares of Common Stock on such date. The Directors' Plan provides that in the event the number of shares available for grants is insufficient to grant an option to purchase 1,000 shares of Common Stock to each non-employee director on December 1st of any year, options to purchase the number of shares available shall be granted in equal amounts to each non-employee director.

Compensation Committee Interlocks and Insider Participation

     None of the members of the Company's Compensation Committee is an officer or employee of the Company. No interlocking relationship exists between any member of the Board of Directors or Compensation Committee and any member of the board of directors or compensation committee of any other company, nor has any interlocking relationship existed in the past.

Report of the Audit Committee

     The following report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this report by reference therein.

     The Audit Committee's primary responsibilities are to:

     . monitor the integrity of the Company's financial reporting process and systems of internal controls regarding finance, accounting and legal compliance;

     . monitor the independence and performance of the Company's independent auditors; and

     . provide an avenue of communication among the independent auditors, management and the Board of Directors.

     The duties and responsibilities of the Audit Committee are set forth in its Charter and include: recommending to the Board of Directors the firm to be appointed as the Company's independent auditors; reviewing with management and the independent auditors the Company's annual audited financial statements and quarterly financial results; and considering the financial reporting financial processes and controls of the Company. In view of the adoption of the Sarbanes-Oxley Act of 2002 and changes being proposed by the National Association of Securities Dealers, Inc. ("NASD"), the Audit Committee intends to review its Charter and, if necessary and at such time as appropriate, to recommend changes to the Charter to the Board of Directors.

     The Audit Committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention that it deems necessary or appropriate to each of the matters assigned to it under the Committee's charter. To carry out its responsibilities, the Audit Committee met four times during fiscal 2002.

     The Company's Board of Directors has determined that each of the directors who serve on this committee is "independent" for purposes of the National Association of Securities Dealers, Inc.'s current listing standards.

     The Audit Committee has reviewed and discussed with the Company's management and BDO Seidman, LLP, the Company's independent auditors, the audited consolidated financial statements of the Company contained in the Company's Annual Report on Form 10-K for the Company's fiscal year ended June 29, 2002. Management has represented to the Audit Committee that the consolidated financial statements were prepared in accordance with generally accepted accounting principles.

     The Audit Committee has received the written disclosures and the letter from BDO Seidman, LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and has discussed with BDO Seidman, LLP the firm's independence. The Audit Committee has considered whether the non-audit services provided by BDO Seidman, LLP in fiscal 2002 were compatible with the firm's independence. The Audit Committee has also discussed with BDO Seidman, LLP any matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

         On the basis of these reviews and discussions, the Audit Committee recommended to the Board of Directors that the Board of Directors approve inclusion of the Company's audited consolidated financial statements in the Company's Annual Report on Form 10-K for the fiscal year ended June 29, 2002, for filing with the SEC.

                                                  Audit Committee
                                                  ------------------------------

                                                  WILLIAM GORELICK, CHAIRMAN
                                                  SCOTT LEA
                                                  JON P. BRADY

           STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information with respect to the beneficial ownership of the Common Stock as of the Record Date (or such different date as is indicated below) by (i) each director of the Company, (ii) each person that is known by the Company to beneficially own more than 5% of the outstanding shares of Common Stock, (iii) each executive officer named in the Summary Compensation Table and (iv) all directors and executive officers of the Company as a group. The stockholders named below have sole voting and investment power with respect to the shares of Common Stock beneficially owned by them, except as expressly disclosed to the contrary. This table is based upon information supplied by officers, directors and principal stockholders of the Company and by Schedules 13G filed with the SEC.

                                                                                         Beneficial Ownership
                                                                           -----------------------------------------------
                                                                            Shares Beneficially            Percent of
                                                                                    Owned              Shares Outstanding
Name                                                                       ---------------------   -----------------------
----
Robert S. Speizman
     701 Griffith Road, Charlotte, NC 28217 .............................       581,010  (1)                 17.1%
John C. Angelella (2) ...................................................        13,000                         *
Mark A. Speizman
     701 Griffith Road, Charlotte, NC 28217 .............................       271,550  (3)                  8.1
Bryan D. Speizman
     701 Griffith Road, Charlotte, NC 28217 ............................        221,457  (4)                  6.6
William Gorelick .......................................................        105,250  (5)                  3.2
Scott C. Lea ...........................................................         10,250  (6)                    *
Josef Sklut ............................................................         11,850  (7)                    *
Jon P. Brady ...........................................................            500  (8)                    *
Barry W. Blank
     1661 East Camelback Road, Suite 201, Phoenix, AZ 85016 ............        263,050                       8.1
Dimensional Fund Advisors, Inc.
     1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401 .............        191,500  (9)                  5.9
All executive officers and directors as a group (8 persons) ............      1,201,367  (10)                33.1

------------

*Less than 1%

(1) Includes an aggregate of 141,000 shares of Common Stock subject to presently exercisable options.

(2)  Mr. Angelella resigned from the Company in June 2002.

(3) Includes an aggregate of 111,250 shares of Common Stock subject to presently exercisable options.

(4) Includes an aggregate of 111,250 shares of Common Stock subject to presently exercisable options.

(5) Includes an aggregate of 5,250 shares of Common Stock subject to options that are presently exercisable or become exercisable in December 2002.

(6) Represents 5,000 shares of Common Stock owned by a revocable trust of which Mr. Lea and certain of his family members are beneficiaries and an aggregate of 5,250 shares of Common Stock subject to options that are presently exercisable or become exercisable in December 2002.

(7) Includes 600 shares of Common Stock owned of record by Mr. Sklut's spouse, as to which he disclaims beneficial ownership, and an aggregate of 1,250 shares of Common Stock subject to options that are presently exercisable or become exercisable in December 2002.

(8) Represents an aggregate of 500 shares of Common Stock subject to options that are presently exercisable or become exercisable in December 2002.

(9) Dimensional Fund Advisors Inc. ("Dimensional") is an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, that furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts. These investment companies, trusts and accounts are the "Funds." In its role as investment adviser or manager, Dimensional possesses voting and/or investment power over the securities of the Issuer described in this schedule that are owned by the Funds. All securities reported are owned by the Funds. Dimensional disclaims beneficial ownership of such securities.

(10) Includes an aggregate of 375,750 shares of Common Stock subject to options that are presently exercisable or become exercisable in December 2002.

                 EXECUTIVE COMPENSATION AND RELATED INFORMATION

Summary Compensation Table

         The following table sets forth for fiscal 2000, 2001 and 2002 all compensation earned by the Company's President and other executive officers whose salary and bonus exceeded $100,000 in fiscal 2002 and one executive officer who resigned as an executive officer of the Company during fiscal 2002 (and who would have been for fiscal 2002 among the four most highly compensated executive officers serving at fiscal year end had he not resigned prior to June 29, 2002) (collectively, the "Named Executive Officers"). In accordance with the rules of the SEC, the compensation set forth in the table below does not include medical, group life or other benefits which are available to all of the Company's salaried employees, and perquisites and other benefits, securities or property which do not exceed the lesser of $50,000 or 10% of the person's salary and bonus shown in the table.

                           Summary Compensation Table

                                                                                              Long-Term
                                                                                            Compensation
                                                                                            ------------
                                                                                               Awards
                                                                                            ------------
                                                          Annual Compensation               Securities
                                              --------------------------------------------
                                                                             Other Annual   Underlying       All Other
Name and Principal Position             Year      Salary         Bonus       Compensation     Options     Compensation(1)
-------------------------------------  ------ -------------- --------------  -------------  ------------ -----------------
Robert S. Speizman,                     2002    $ 359,400            --            --             --     $   21,458
  President .........................   2001      409,420            --            --             --         43,885
                                        2000      396,900            --            --             --         42,733

P. Donald Mullen
  President, Wink Davis                 2002      158,700            --            --             --          1,142
  Equipment Co., Inc.(2). ...........   2001      154,731         6,510(3)         --             --          3,303
                                        2000      102,287         9,534(3)         --             --          2,203

John C. Angelella
  Vice President-Finance, CFO,          2002      167,300        25,000(5)         --             --          2,583
  Secretary and Treasurer(4) ........   2001      201,923       100,000(5)     82,754(6)      45,000          2,945
                                        2000       13,462            --            --         16,500             --

Mark A. Speizman,
  Senior Vice President, Hosiery ....   2002      188,064           436(3)         --             --          2,262
                                        2001      199,321            --            --             --          4,862
                                        2000      160,000            --            --         15,000          4,077
------------

(1) Represents for Robert Speizman, the Company's contribution of $5,000, $5,146 and $958 in fiscal 2000, 2001, and 2002, respectively, to his account under the Company's 401(k) Profit Sharing Plan and the full amount of premiums paid by the Company for the benefit of Mr. Speizman of $37,733, $38,739 and $20,500 in fiscal 2000, 2001 and 2002, respectively, on split dollar life insurance policies. Represents for Mr. Mullen, contributions by the Company to his account under the Company's 401(k) Profit Sharing Plan. Represents for Mr. Angelella, the Company's contribution of $2,000 and $1,503 in fiscal 2001 and 2002, respectively, to his account under the Company's 401(k) Profit Sharing Plan and insurance premiums of $945 and $1,080 in fiscal 2001 and 2002, respectively, paid by the Company for him for term life insurance. Represents for Mark Speizman, the Company's contribution of $3,200, $3,985 and $1,385 in fiscal 2000, 2001 and 2002, respectively, to his account under the Company's 401(k) Profit Sharing Plan and insurance premiums of $877 paid by the Company for term life insurance for him during each of fiscal 2000, 2001 and 2002.

(2) In October 2002, Donald Mullen resigned as President of Wink Davis Equipment Co., Inc. and began serving Vice President of National Accounts and laundry parts sales of Wink Davis.

(3)  Represents sales commissions.

(4)  Mr. Angelella resigned from the Company in June 2002.

(5) Payment of this bonus was guaranteed by the Company under Mr. Angelella's employment contract.

(6) Represents a relocation allowance of $62,989 and $19,765 to compensate Mr. Angelella for the taxes payable on a portion of this allowance.

Stock Options

         No options were granted by the Company to the Named Executive Officers and no options were exercised by the Named Executive Officers under the Company's stock option plans and equity compensation plan during fiscal 2002.

         The table below sets forth information for each of the Named Executive Officers with respect to the value of stock options outstanding as of June 29, 2002. The fair market value of the Common Stock as of June 29, 2002, which was the per share price as quoted on the Nasdaq SmallCap Market, was $0.61.

                         Fiscal Year-End Option Values


                                   Number of Securities
                                       Underlying               Value of Unexercised
                                   Unexercised Options          In The-Money Options
                                   At Fiscal Year-End            At Fiscal Year-End
                                -------------------------    -------------------------
Name                            Exercisable/Unexercisable    Exercisable/Unexercisable
----                            -------------------------    -------------------------

Robert S. Speizman ..............       141,000/0                  $    0/0
P. Donald Mullen ................              --                        --
John C. Angelella (1) ...........        56,000/0                       0/0
Mark A. Speizman ................       111,250/0                       0/0

------------

(1) Mr. Angelella resigned from the Company in June 2002. The unexercisable portion of his outstanding stock options ceased to vest and expired as of that date. The exercisable portion of his options (56,000 shares) expired in September 2002.

Employment Agreements, Termination of Employment Arrangements and Change in Control Arrangements

         The Company currently has no employment agreement with any executive officer and has no plan or arrangement with any executive officer which is activated upon his resignation, termination or retirement upon a change in control in the Company.

         Pursuant to the Company's Nonqualified Stock Option Plan and 2000 Equity Compensation Plan, the Compensation Committee of the Board of Directors (which administers such plans) may, in its discretion, and in accordance with the terms of such plans, in the event of a change in control of the Company as defined therein, accelerate the exercisability of, and authorize cash settlement payments in respect of, outstanding options under such plans.

Nonqualified Stock Option Plan

         Under the Company's Nonqualified Stock Option Plan ("Stock Option Plan"), 450,000 shares of Common Stock are reserved for issuance upon the exercise of options granted under the Stock Option Plan. The Common Stock subject to an option under the Stock Option Plan is made available from authorized and unissued shares of Common Stock. As of the Record Date, the Company had options outstanding under the Stock Option Plan to purchase an aggregate of 388,500 shares of Common Stock.

         The Stock Option Plan provides for the grant of nonqualified stock options and is administered by the Compensation Committee. The Compensation Committee has the exclusive right to interpret, construe and administer the Plan and to select the persons eligible to receive options. Subject to the foregoing, any employee of the Company, as well as any other person, including directors, may participate in the Stock Option Plan if the Compensation Committee determines such participation is in the best interest of the Company, subject to any limitations as may be provided by applicable law or the Compensation Committee. The Compensation Committee determines the number of shares of Common Stock subject to an option granted under the Stock Option Plan and the form, terms, conditions and duration of each option. The Compensation Committee is given broad discretion to make adjustments to options outstanding under the Stock Option Plan upon any extraordinary event affecting the Company or its financial condition or performance, including, for example, a recapitalization or merger transaction or a change in control or potential change in control of the Company.

         The Stock Option Plan limits to 100,000 the number of shares of Common Stock that are subject to options that can be granted to an executive officer of the Company during a 12-month period.

Speizman 2000 Equity Compensation Plan

         Under the Company's 2000 Equity Compensation Plan ("Equity Compensation Plan"), 155,000 shares of Common Stock are authorized for issuance. Awards of incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock, stock awards, performance shares and other stock-based awards are authorized under the Equity Compensation Plan. As of the Record Date, the Company had options outstanding under the Equity Compensation Plan to purchase an aggregate of 5,000 shares of Common Stock.

         The Equity Compensation Plan is administered by the Compensation Committee. The Compensation Committee may grant stock appreciation rights, either in connection with stock options or independently. A stock appreciation right provides the holder with the right to receive from the Company a distribution equal to the excess of the fair market value of a specified number of shares of the Common Stock on the date such right is exercised over the aggregate exercise price specified for the stock appreciation right. If the stock appreciation right is connected to a stock option, the holder may surrender the option in exchange for such a distribution. The distribution is made, in the Compensation Committee's discretion, in shares of Common Stock valued at fair market value on the exercise date, in cash or in a combination of cash and Common Stock.

         Generally, no person may be granted options or stock appreciation rights with respect to more than 100,000 shares of Common Stock in any calendar year. However, for his initial year of service, a person may be granted options or stock appreciation rights with respect to 150,000 shares of Common Stock.

         The Compensation Committee may grant restricted stock awards under the Equity Compensation Plan. A restricted stock award will be subject to forfeiture or a repurchase option in our favor in accordance with a vesting schedule determined by the Compensation Committee. The purchase price of restricted stock awarded under the Equity Compensation Plan may be any amount, subject to minimum consideration as may be required by applicable law. Generally, stock is not transferable while it is subject to forfeiture or repurchase.

         The Compensation Committee may grant stock awards under the Equity Compensation Plan in consideration of past or future services without a purchase price. In addition, the Compensation Committee may grant performance shares under the Equity Compensation Plan. The Compensation Committee will determine the purchase price (if any), performance period and performance goals with respect to the grant of performance shares, and it shall determine the form of settlement of performance shares, which may be in shares of Common Stock, in cash or in a combination of cash and Common Stock.

         The Compensation Committee may grant other awards under the Equity Compensation Plan, which awards are valued in whole or in part by reference to, or are otherwise based on, the Common Stock, including without limitation, convertible preferred stock, convertible debentures, exchangeable securities, phantom stock and Common Stock awards or options valued by reference to book value or performance.

Incentive Compensation Plans

         Under the Company's Executive Incentive Compensation Plan, originally adopted in 1991, for fiscal 2002, Robert Speizman, the Company's President, was entitled to receive incentive compensation equal to 10% of the Company's annual consolidated income before taxes, provided that no incentive compensation was payable if such income did not exceed 10.33% of the Company's stockholder's equity as of the beginning of fiscal 2002. In addition, the Company had an incentive compensation plan for Mark Speizman and John Angelella for fiscal 2002. Under this plan, Mark Speizman was entitled to receive incentive compensation equal to 8%, and Mr. Angelella was entitled to receive incentive compensation equal to 1%, of the Company's consolidated income before taxes and executive officer incentive compensation, provided that no incentive compensation was payable if such annual income of the Company did not exceed 10.33% of the Company's stockholder's equity as of the beginning of fiscal 2002. A similar incentive compensation plan exists for Donald Mullen based on the results of the Company's Wink Davis subsidiary. No incentive compensation was paid under any incentive compensation plan of the Company for fiscal 2002.

         In September 2002, the Company's Board of Directors revised the Company's incentive compensation plan for its officers. Under this revised plan, for fiscal 2003, Robert Speizman, Mark Speizman, Paul Demmink and another employee of the Company will be entitled to aggregate annual incentive compensation equal to 30% of the Company's annual consolidated income before taxes, and after other employee incentive compensation paid pursuant to the plan discussed below, in excess of $1.8 million (which was 15% of the Company's stockholder's equity as of the beginning of fiscal 2003). Payments under this plan cannot reduce such income of the Company below the 15% threshold. In addition, the Board of Directors adopted an incentive compensation plan under which all employees of the Company that do not participate in other departmental incentive plans are entitled to aggregate incentive compensation equal to 10% of the Company's annual consolidated income before taxes in excess of $100,000.

Report of the Compensation Committee on Executive Compensation

         The Company's compensation program for its executive officers is administered by the Compensation Committee of the Company's Board of Directors. The present members of this committee are Mr. Lea, Mr. Gorelick and Mr. Brady. Mr. Lea is the Chairman of the Compensation Committee. None of these committee members has ever been an officer or employee of the Company.

    Compensation Policy

         The present compensation policies of the Compensation Committee regarding executive officer compensation are designed principally to (i) motivate the Company's executive officers to improve the measure of the Company's financial performance selected by the Compensation Committee, as well as stockholder return on the Common Stock, and (ii) establish a relationship between executive officer compensation on the one hand and such Company performance and stockholder return on the other hand. In implementing these policies, the Company's executive officers are provided, in addition to base salaries, short-term and long-term incentive opportunities, consisting of annual cash incentive compensation based on the selected measure of the Company's financial performance and options granted under the Company's equity-based plans, respectively. The Compensation Committee believes that the incentive compensation plans in which the Company's executive officers participate motivate them to improve such financial performance and that awards under the Company's equity-based plans motivate the executive officers to improve the stockholder return on the Common Stock.

    Tax Considerations

         The Committee has considered the potential impact of Section 162(m) of the Code. In 1993, the United States Congress adopted Section 162(m) of the Code, which provision places limits on the Company's ability to deduct certain compensation in excess of $1.0 million for any taxable year paid to its executive officers ("Section 162(m)"). The amounts includible in an executive officer's compensation upon the exercise of nonqualified stock options is subject to this limitation. Since the targeted cash compensation of each of the Named Executive Officers is below the $1.0 million threshold and the Board of Directors believes that options granted under the Plan satisfy an exception to the limitation, the Committee believes that Section 162(m) will not reduce the tax deduction available to the Company for fiscal 2002. The Committee believes in retaining flexibility to recognize an executive officer's contribution beyond the deductibility limits if this serves the best interests of the Company and its stockholders. In fiscal 2002, all of the compensation paid to the executive officers qualified for deduction pursuant to Section 162(m) of the Code.

     Base Salaries

         For fiscal 2002, none of the executive officers received a salary increase or incentive compensation under the Company's plans for them except that Mark Speizman's compensation was amended to include commissions on sales of certain textile equipment to certain customers.

     Annual Incentive Opportunities--Incentive Compensation Plans

         The Compensation Committee believes that the compensation of the Company's executive officers should be significantly influenced by the Company's financial performance and that the Company's consolidated income before taxes is an appropriate measure of such financial performance for purposes of executive officer incentive compensation determinations because it most nearly reflects the results of the diverse responsibilities and efforts of the Company's executive officers. The Compensation Committee further believes that providing significant opportunities for incentive compensation based on increases in such income focuses management's attention on this measure of the Company's financial performance. The Compensation Committee believes that the executive officer incentive compensation plans reflect the Company's disappointing year as no incentive compensation was earned under the Company's plans for fiscal 2002.

Long-Term Incentive Opportunities - Stock Option Plans

         To encourage a long-term focus by executive officers, the Company has historically provided incentives through its Nonqualified Stock Option Plan and Equity Compensation Plan which is administered by the Compensation Committee of the Board of Directors. The exercise price of the options granted to executive officers to date has been the fair market value of the Common Stock on the date of grant. As a result, the value of the options granted depends on stock price appreciation. The Compensation Committee believes that use of such equity-based incentives reinforces the identification of management with the long-term interests of the Company's stockholders and motivates management to improve the Company's performance. In fiscal 2002, the Compensation Committee did not grant any options to purchase shares of Common Stock.

     President

         Robert Speizman did not receive an increase in his compensation for fiscal 2002.

                                             Compensation Committee
                                             -----------------------------------

                                             SCOTT LEA, CHAIRMAN
                                             WILLIAM GORELICK
                                             JON P. BRADY

Comparative Performance Graph

         The graph set forth below compares the cumulative total stockholder return on the Common Stock for the Company's last five fiscal years with the cumulative total return of companies listed on the CRSP Total Returns Index for Nasdaq Stock Market (U.S. and Foreign Companies) ("Nasdaq Market Index") and of the companies named below, including the Company, with the Standard Industrial Classification code 508, Wholesale Trade-Machinery, Equipment and Supplies that were included in the CRSP Total Returns Index for NASDAQ Stocks (U.S. and Foreign Companies) at any time during the five-year measurement period (the "Peer Group Index"). The comparison assumes the investment of $100 in the Common Stock, in the Nasdaq Market Index and in the Peer Group Index on June 28, 1997 and the reinvestment of all dividends (the Company paid no dividends during the periods shown). The stockholder return of each of the companies in the Peer Group Index has been weighed according to market capitalization at the beginning of each measurement period.

                 Comparison Of Five-Year Cumulative Total Return
                        Among Speizman Industries, Inc.,
                    Nasdaq Market Index and Peer Group Index
                         June 28, 1997 to June 29, 2002

                                    [GRAPH]

     -----------------------------------------------------------------------------------------------------------
     Symbol         Index Description             6/28/97    6/27/98    7/2/99     6/30/00    6/30/01    6/29/02
     ------         -----------------             -------    -------    ------     -------    -------    -------
     ------ [X]     Speizman Industries, Inc.      100.0       95.3       67.4       59.3       22.3       13.0
     ------ *       Nasdaq Market Index            100.0      129.2      189.5      275.1      148.7      100.9
     ------ /\      Peer Group Index               100.0      110.6       90.0       86.4      107.1       77.5
     ----------------------------------------------------------------------------------------------------------

     NOTE: Since the Company's fiscal year-end is not a trading day, the preceding trading day was used for purposes of calculating the performance graph.

     The Peer Group Index consists of the following companies: American Aircarriers Support Incorporated, AVTEAM, Inc., Bio-logic Systems Corp., CTC Communications Corp., CTC Communications Group, Inc., China Resources Development, Inc., Consolidated Stainless, Inc., DXP Enterprises, Inc., Dataflex Corp., Ezcony Interamerica, Inc., Hi-Rise Recycling Systems, Inc., Hirsch International Corp., IIC Industries, Inc., Industrial Holdings, Inc., Innovative Valve Tech., Inc., Jayark Corporation, Kaman, Corp., Kellstrom Industries, Inc., Lawson Products, Inc., Micro Bio-Medics, Inc., Micros-to-Mainframes, Inc., Nyer Medical Group, Inc., Officeland, Inc., PerfectData, Inc., Quality Systems, Inc., Speizman Industries, Inc., Stewart & Stevenson Services, Inc., Strategic Distribution Inc., T 3 Energy Services, Inc., Tech Data Corporation, TransNet Corporation, White Cap Industries, Inc. and Willis Lease Finance Corporation. With regard to the Peer Group Index, the capital stock of the Company's direct competitors is not publicly traded. As a result, there is no publicly available information concerning the total stockholder return for such competitors and they are not included in the Peer Group Index.

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings made by the Company under those statutes, the preceding Report of the Compensation Committee on Executive Compensation and the Comparative Performance Graph will not be incorporated by reference into any of those prior filings, nor will such report or graph be incorporated by reference into any future filings made by the Company under those statutes.

                              CERTAIN TRANSACTIONS

         The Company leases its headquarters, located in Charlotte, North Carolina, consisting of 13.2 acres of land, office space of approximately 40,000 square feet and warehouse space of approximately 182,000 square feet, from Speizman LLC ("SLLC"), a North Carolina limited liability company. SLLC is owned by Robert Speizman and his spouse and children, including Mark Speizman and Bryan Speizman. Under the lease agreement, which currently extends to May 2015, the Company is responsible for the costs of insurance, taxes and all maintenance, including structural maintenance, on the facility. In fiscal 2002, the lease agreement was amended to reduce the monthly rent from $88,000 to $67,000. During fiscal 2002, the Company paid SLLC aggregate rent on this facility of $928,000.

         In April 2000, the Company entered into a five-year lease for office facilities in Charlotte, North Carolina for its laundry equipment and services operations with Speizman LLC II ("SLLC II"), a limited liability company owned by Robert Speizman, his wife and their children, including Mark Speizman and Bryan Speizman. In November 2001, SLLC II sold the property and assigned the lease to a third party. During fiscal 2002, the Company made aggregate payments of $38,000 to SLLC II on this facility.

         The Company and Mr. Sklut are parties to a deferred compensation agreement under which the Company agreed to pay Mr. Sklut or his designated beneficiary 180 monthly payments of $8,648 that commenced upon his retirement from the Company in November 1998. The Company originally entered into this agreement with Mr. Sklut in 1972. The Company is a party to a trust agreement under which the Company agreed to maintain, and pay all premiums on, a life insurance policy and an annuity contract on Mr. Sklut. The trust owned and was the beneficiary under both the life insurance policy and annuity contract, and the trustee agreed to use the cash surrender value or proceeds, as the case may be, to make the required payments under the deferred compensation agreement. The trustee has converted the policy and the contract to cash and cash equivalents. In the event the available funds are not adequate to make such required payments, the deficiency will be paid by the Company to Mr. Sklut, and in the event such funds exceed the required payments, such excess will be paid by the trustee to the Company. For fiscal 2002, the Company accrued $94,000 in expenses as a result of the anticipated insufficiency of funds available to the trustee, together with amounts previously accrued by the Company, to make the remaining required payments to Mr. Sklut. Additional accruals by the Company will depend on the investment returns of the trust over the next eleven years. To date, the Company has not made any payments of the aggregate of $137,624 in expenses it has accrued as a result of such anticipated insufficiencies. Under the trust agreement, the trustee paid Mr. Sklut $103,776 for fiscal 2002.

         The Company and Robert S. Speizman are parties to a redemption agreement dated May 31, 1974, as amended, that provides for the Company's redemption of the Common Stock owned by Mr. Speizman at his death. The agreement gives to Mr. Speizman's legal representatives the option, for a two-year period following his death, to require the Company to purchase such Common Stock at 95% of its "fair market value," as defined in the agreement, provided that the aggregate purchase price paid for Mr. Speizman's Common Stock may not exceed the excess of the proceeds of certain life insurance policies obtained by the Company remaining after repayment of any loans obtained by the Company under such insurance policies. The agreement provides that the Company will maintain life insurance on Mr. Speizman's life in the aggregate amount of $1.15 million to fund its obligations thereunder. The Company is the beneficiary of this policy. The Company and Mr. Speizman have recently terminated this redemption agreement; however, the related insurance policies remain in effect. The Company paid aggregate premiums of approximately $8,600 in fiscal 2002 on these life insurance policies.

         Bryan Speizman and Barry Speizman, who are sons of Robert Speizman, are also employed by the Company and, for fiscal 2002, received aggregate cash compensation from the Company of $236,405 and $63,424, respectively. From time to time during fiscal 2002, the Company paid certain personal expenses on behalf of Robert Speizman, Bryan Speizman, Mark Speizman and Barry Speizman. Interest accrued on amounts owed to the Company under these arrangements at approximately 10% per annum. During fiscal 2002, the largest aggregate amount of such indebtedness outstanding, including accrued interest, was $6,000 owed by Robert Speizman as of December 2001, $34,000 owed by Bryan Speizman as of September 2001, $32,000 owed by Mark Speizman as of February 2002 and $14,000 owed by Barry Speizman as of May 2002. As of June 29, 2002, all amounts owing had been paid in full.

                         INDEPENDENT PUBLIC ACCOUNTANTS

         The Board of Directors, upon recommendation of the Audit Committee, appoints each year the firm that will serve as the Company's independent public accountants. The Board has appointed BDO Seidman, LLP, which firm served as independent public accountants for the Company during the past fiscal year, to serve as such accountants for the current fiscal year. Such appointment is not subject to ratification or other vote by the stockholders. The Audit Committee has considered whether the non-audit services provided by BDO Seidman, LLP in fiscal 2002 were compatible with the firm's independence.

         A representative of BDO Seidman, LLP is expected to be present at the Annual Meeting, with the opportunity to make a statement if he or she desires to do so, and is expected to be available to respond to appropriate questions.

         Audit Fees. During the fiscal 2002, the aggregate fees billed by BDO Seidman, LLP for the audit of the Company's financial statements for such fiscal year and for the reviews of the Company's interim financial statements were $169,000.

         All Other Fees. During fiscal 2002, the aggregate fees billed by BDO Seidman, LLP for professional services other than audit fees were $68,000, including audit related services and non-audit services. Audit related services generally include fees for audits, business combinations, accounting consultations and registration statements filed with the Securities and Exchange Commission. Non-audit services generally include tax compliance and tax consultations.

         Financial Information Systems Design or Implementation. BDO Seidman, LLP billed no fees to the Company during fiscal 2002 for financial information systems design or implementation.

                       SECTION 16(a) BENEFICIAL OWNERSHIP
                              REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires that the Company's directors, executive officers and persons who own more than 10% of the outstanding shares of the Company's Common Stock file with the SEC certain reports relating to their ownership of Common Stock and changes in such ownership. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during fiscal 2002, all such Section 16(a) filing requirements were complied with.

                    DATE FOR RECEIPT OF STOCKHOLDER PROPOSALS

         In order for stockholder proposals to be included in the proxy statement for the Company's annual meeting of stockholders for the year ending June 28, 2003, any such proposal must be received by the Company at its executive offices not later than June 24, 2003 and meet all other applicable requirements for inclusion therein. The Company must be notified of any other stockholder proposal intended to be presented for consideration at the 2003 Annual Meeting not later than September 7, 2003 or else proxies may be voted on such proposal at the discretion of the persons named in the proxy.

                                 OTHER BUSINESS

         The Board of Directors is not aware of any other matter to come before the Annual Meeting. However, if any such matter does come before the Annual Meeting which requires a vote of the stockholders, it is the intention of the persons named in the enclosed proxy to vote the shares of Common Stock represented thereby in accordance with the recommendations of the Company's management and their judgment on such matter.

                                        By order of the Board of Directors,

                                        PAUL R.M. DEMMINK
                                        Secretary

Charlotte, North Carolina
October 22, 2002

                            SPEIZMAN INDUSTRIES, INC.
                 Proxy for Annual Meeting of Stockholders to be
                            Held on November 19, 2002

          This Proxy is Solicited on Behalf of the Board of Directors.

     The undersigned hereby appoints Robert S. Speizman and Paul R.M. Demmink, and each of them, the attorneys and proxies of the undersigned, with full power of substitution, to vote all shares of common stock of Speizman Industries, Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on November 19, 2002 at 9:00 a.m. at the principal executive offices of the Company located at 701 Griffith Road, Charlotte, North Carolina, and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The undersigned hereby directs that such shares be voted as follows:

1.   ELECTION OF DIRECTORS:   [_] FOR All Nominees   [_] WITHHOLD Authority           [_] WITHHOLD Authority
                                  Listed Below           To Vote For All Nominees         To Vote For Those
                                                                                          Nominees Written in the
                                                                                          Space Provided Below;
                                                                                          and FOR All Other
                                                                                          Nominees

Nominees: Robert S. Speizman, Scott C. Lea, Josef Sklut and Jon P. Brady.

INSTRUCTION--To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below:

--------------------------------------------------------------------------------

2. The proxies are authorized to vote the shares represented by this proxy in accordance with their judgment on such other business as may properly come before the meeting.

     This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy, if signed and returned, will be voted FOR the election of the nominees named in
Item 1.

     Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officers. If a partnership, please sign in partnership name by authorized person.

                                   DATED:_________________________________, 2002


                                   _____________________________________________
                                   Signature

                                   _____________________________________________
                                   Signature if held jointly

                                     PLEASE COMPLETE, SIGN, DATE AND RETURN THIS
                                         PROXY PROMPTLY IN THE ENCLOSED ENVELOPE